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                                                                    Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement ("Agreement") is entered into effective April 3, 2006 ("Effective Date") between Motorola Wireline Networks, Inc., a Delaware corporation with offices at Two Tech Drive, Andover, MA 01810 ("Motorola"), and Amedia Networks, Inc., a Delaware corporation with a principal place of business at 2 Corbett Way, Eatontown, NJ 07724 ("Amedia"). Motorola and Amedia may be referred to individually as a "Party" or collectively as the "Parties."

The Parties are both engaged in providing broadband access platforms to telecom service providers, and desire to work together to develop one or more new products for that market; and

Amedia desires to grant to Motorola the right to resell certain of its existing products to current and future Motorola customers;

Therefore, the Parties agree as follows:

1.   DEFINITIONS.

1.1. "Copyrights" means copyrights, copyright registrations, mask works rights, and mask works registrations, and applications for any of the foregoing and all other rights corresponding thereto under any applicable law, treaty or convention, whether registered or unregistered, in the United States and its territories and in all other countries of the world.

1.2. "Gateway" means a customer-premises product to provide IP-based services using Motorola's existing Multi-Service Access Platform and capable of interoperating with any IP-based set-top boxes that employ IGMP to signal changes as described in the IP Set Top Application MRD.

1.3. Intellectual Property Rights ("IPR") means any and all right in and to the following throughout the world, whether registered or unregistered, as applicable: (i) Patents; (ii) Proprietary Rights; (iii) Copyrights;
        (iv) Trademarks; and (v) any similar corresponding or equivalent intellectual property rights to any one of the foregoing.

1.4.    "Resale Products" is defined in Section 3.1.

1.5. "Patents" means classes or types of patents and patent applications, including utility models, provisional applications, petty patents, design patents, registered industrial designs and all other similar protection of inventions as recognized by applicable law, in all countries of the world and all continuations, continuations-in-part, divisions, or reissues.

1.6.    "Product" means Gateway and Resale Product collectively.

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PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.7.    "Proprietary Rights" means all trade secret rights and all other similar or equivalent rights of a proprietary nature in any Product.

1.8.    "SOW" shall mean a mutually agreed statement of work or project plan.

1.9. "Successor Product" means any new model, extension, or derivative of a Product.

1.10.   "Term" is defined in Section 20.1.

1.11. "Trademarks" means all rights and goodwill in trademarks, service marks, logos, trade dress, trade names, web addresses and domain names, whether registered, unregistered, or pending in the United States and all other countries.

2.   GATEWAY DEVELOPMENT AND MANUFACTURING.

2.1. DEVELOPMENT. The Parties shall jointly develop the three types of IPTV Gateways described in the Statement Of Work (Exhibit A) for exclusive sale by Motorola under the Motorola brand.

2.2. NON-RECURRING ENGINEERING ("NRE") COSTS. Motorola will pay Amedia $1,900,000 for NRE associated with the development and manufacturing of the Gateway. The NRE, the description and estimated costs of which are provided in Exhibit B, will be paid according to the following milestone schedule:

      2.2.1.  $[***] within five business days of the Effective Date;
      2.2.2.  $[***] within 30 calendar days after the Effective Date;
      2.2.3. $[***] within 30 days of Amedia successfully passing the AM1 IPTV Gateway Acceptance Test, as set forth in Milestone 13 of the SOW, and delivering an invoice to Motorola. Feedback on test results will be provided by Motorola within 30 days of AM1 delivery;
      2.2.4. $[***] within 30 days of Amedia successfully passing the entrance criteria for the IPTV Gateway SVT Acceptance Test, as set forth in Milestone 21 of the SOW) and delivering an invoice to Motorola. Feedback on test results will be provided by Motorola within 30 days of delivery to Motorola's designated lab;
      2.2.5. $[***] within 30 days of successful completion of IPTV Gateway SVT Test Plan Execution, including all exit criteria, as set forth in Milestone 28 of the SOW) and delivering an invoice to Motorola; and
      2.2.6. the remainder ($[***]) is tied to successful completion of no more than [***] customer beta trials. Upon demonstration by Amedia, in each of Motorola's first [***] beta trials, that the Gateway performs according to specifications agreed in the applicable beta test plans in existence at the completion of milestone 28 in 2.2.5 above, Amedia may issue an invoice for $1[***] for each such trial, which shall be

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PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

              paid by Motorola within 30 days of receipt. Each of the first [***] beta trials must be scheduled by Motorola within the first 60 days following the completion of Milestone 28 referenced in
              2.2.5 above or else they will be deemed to be successfully completed by the Parties for the purposed of payment, and Amedia may issue an invoice for $[***] for each such trial, which shall be paid by Motorola within 30 days of receipt.

2.3.    NRE PENALTIES.

      2.3.1. MILESTONE COMPLETION DATES ("MCDS"). MCDs triggering the NRE payment obligations in Sections 2.2.3 through 2.2.6, above, shall be agreed upon and set forth in Exhibit A. In each instance in which Amedia misses an MCD, for each full week of delay in meeting such MCD, Amedia shall reduce by 2.5% the total NRE amount payable by Motorola upon completion such milestone, to a cumulative cap of 10% of the total NRE payable for such milestone.

      2.3.2. EXTENSION OF MCDS. In the event that Amedia fails to meet an MCD as the direct result of either an incident of force majeure (as defined in Section 21.6, below) or a material failure of Motorola to perform any of its prerequisite obligations under Exhibit A, such MCD shall be extended for a period of time equal to the duration of the force majeure incident or the failure of Motorola to perform its prerequisite obligations, and no penalties shall be payable unless and until such extended MCD is missed. In the event that the Parties in good faith agree that a day-for-day extension of any MCD under the circumstances above is not reasonable, the Parties shall agree in good faith upon a new MCD.

2.4. EARLY TERMINATION. Motorola may terminate Gateway development under this Agreement at any time prior to the completion of development of the Gateway, in which case Amedia shall be entitled to retain NRE payments made or due and owing prior to the date on which Motorola provides notice of termination, as its sole and complete remedy for any costs incurred under this Agreement.

2.5. AMEDIA FAILURE. If Amedia is unable to fulfill its obligations under Exhibit A for any reasons (excluding Force Majeure and failure of Motorola to deliver on its obligations in a timely manner), upon notice from Motorola, and Amedia's failure to cure such inability within 30 days (or such longer period as agreed by the Parties), Amedia shall grant Motorola a perpetual, exclusive, royalty-free license to the IPR and design information for the Gateway for the sole purpose of allowing Motorola to complete the development of, sell and support the Gateway.

2.6. EXCLUSIVE MANUFACTURING AND PRICING. Upon successful completion of all required testing, Amedia shall manufacture the Gateway for exclusive sale to Motorola at a cost, exclusive

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PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        of the WAN portion [***], of no greater than [***]. The Parties shall agree on, and shall subsequently attach as an Addendum to this Agreement, a methodology for determining final Gateway pricing, based on manufacturing costs assuming Amedia's current supply chain agreements. Further improvements in pricing may be realized by utilizing Motorola's supply chain agreements. The addition of [***] features to the Gateway specifications shall add no more than [***] to the price of each Gateway; the actual price will be agreed upon by the Parties prior to the addition of such features. All prices shall include electronic source material for all end-user documentation.

3.   RESALE.

3.1. Motorola shall have the right to resell, on a non-exclusive basis, Amedia's existing FTTx product line (not including the Gateway, which will be sold by Motorola on an exclusive basis), including the Amedia iNID product (collectively the "Resale Products"), as part of Motorola's portfolio of broadband wireline solutions. The Parties would jointly develop channels and mutually resolve channel-conflict issues.

3.2. EXCLUSIVE. Motorola shall have the exclusive right, for a period of 24 months from the Effective Date (the "Exclusivity Period"), to resell Amedia's PG1000 and HGV100 products, and all derivative or substantially similar products (the "Exclusive Products"), to the following customers and their affiliates: [***] (collectively the "Exclusive Customers"). Within 60 days of the Effective Date, Amedia shall complete all changes necessary to its existing agreements with distributors, so that such agreements are not in conflict with Motorola's rights under this Section
        3.2. However, if Motorola sources, manufactures or resells a gateway which has substantially the same functionality as Amedia's Products, the exclusivity in this Section 3.2 and the non-solicitation in Section 10.1 shall immediately terminate. Notwithstanding the foregoing, Amedia may sell the Exclusive Products, either directly or indirectly through one or more resellers, to any other customers. Motorola covenants and agrees to use its best efforts to market the Exclusive Products to the Exclusive Customers. Motorola further agrees that ongoing exclusive rights, under this Section 3.2, shall be contingent on the following:

      3.2.1. Motorola shall include the Products in the Motorola Wireline Networks sales plan on or before July 1, 2006;

      3.2.2. Amedia and Motorola will have had the opportunity to participate in at least two joint sales call with one or more Exclusive Customers on or before October 30, 2006. Either Amedia or Motorola may arrange such joint call(s);

      3.2.3. At least one Exclusive Customer shall have accepted an Exclusive Product for lab evaluation within one year from the Effective Date; and

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PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      3.2.4. Amedia shall have earned at least $[***] in revenue from the Sale of Exclusive Products from an Exclusive Customer, or have a signed contract from an Exclusive Customer to purchase Exclusive Products (which is reasonably expected to result in at least $[***] in revenue to Amedia), within 18 months of the Effective Date.

3.3. In the event that any of the contingencies set forth in Sections 3.2.1 through 3.2.4 are not met, the Exclusivity Period shall terminate as of the last date for completion of such contingency. Once the contingency set forth in Section 3.2.4 is met for an Exclusive Customer, the Exclusivity Period for such Exclusive Customer shall be extended for an additional 24 months.

3.4. Amedia will re-brand, at its cost, the units of Resale Products that are ordered and to be sold by Motorola as part of the "Motorola AXS" line, as specifically directed by Motorola and in accordance with Motorola policies and procedures. It is understood and agreed that such re-branding shall be limited to changes in surface markings, and any visual displays generated by software, on the Resale Products, but shall not require changes to the overall form, fit and function of the Resale Products. Motorola shall reimburse Amedia for any reasonably required costs of recertification of the Resale Products by any certifying agency. Amedia will provide Motorola with electronic source material for all Resale Product end-user documentation, and electronic source material for all training, sales and marketing collateral materials.

4.   ADDITIONAL PRODUCT TERMS.

4.1. PAYMENT. Payments due from Motorola for Products purchased under this Agreement shall be made within 60 days of Motorola's receipt of a correct invoice.

      4.1.1. Amedia shall deliver invoices to Motorola for Products purchased under this Agreement on an as shipped basis.

      4.1.2. All invoices submitted by Amedia to Motorola are subject to Motorola's right to withhold partial payment in the event of a good faith dispute pursuant to Section 4.1.3.

      4.1.3. If Motorola in good faith disputes any charges, it may withhold from its payment of the relevant invoice a reasonable amount of the charges associated with the dispute. If Motorola withholds any payment pursuant to this Section 4.1.3., Motorola shall provide to Amedia written notice of the amount and basis for the withholding. Regardless of any disputed amount, Motorola shall remit to Amedia the invoiced amount minus the amount withheld. The Parties will promptly discuss such withholding. If the dispute on the withheld amount is not resolved through friendly consultations within seven days from the date Motorola provides the written notice,

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              then it shall be resolved by mediation under Section 21.7.

4.2. MOST-FAVORED CUSTOMER. Prices for Products and Successor Products will be no higher than the prices Amedia charges to any other reseller, customer or other entity for equal or lesser quantities of such products during the Term. If Amedia offers a lower price for any of these products to another reseller or customer on equivalent volume, Amedia will proportionately reduce its price for such product to Motorola. Amedia will keep appropriate records to demonstrate compliance with this section, which will be available for inspection by Motorola upon reasonable notice during regular business hours.

4.3. FORECAST. Motorola will provide Amedia with a rolling 12-month forecast of requirements for Products. The first 30 days of such forecast shall constitute a commitment on the part of Motorola to issue firm purchase orders for such quantities of Products during that 30-day period; the remaining 11 months of the forecast shall be non-binding. In the event that Motorola cancels any purchase orders for Products, Motorola's only liability will be for raw materials Amedia has ordered to support cancelled Motorola deliveries, provided: i) Amedia's order was consistent with the applicable forecast in effect at the time of the cancellation, and was reasonably necessary to support the cancelled Motorola deliveries; and ii) Amedia uses all commercially reasonable efforts to mitigate Motorola's liability including but not limited to attempting to cancel or return its orders for a refund, and using the material in question for other products or for other customers. Amedia will use all commercially reasonable efforts to mitigate the amount of Motorola's liability.

4.4. MOTOROLA SUPPLY CHAIN. At Motorola's request, Amedia shall source any and all product components through Motorola's supply chain, on terms and conditions established by Motorola, provided that the pricing and terms and conditions of sale of such components shall be no less favorable than those obtainable by Amedia directly.

4.5. HUBBING PROGRAMS. If agreed by both Parties, Amedia may participate in Motorola's supplier owned inventory programs ("Hubbing Programs") under which Amedia will retain risk of loss for and title to Products stored in Motorola or third-party warehouses ("Hubs"). Specific terms and conditions for the Hubbing Programs will be established under separate Hubbing Agreements with Motorola and third party Hub operators.

4.6. SUCCESSOR PRODUCTS. Amedia shall inform Motorola of all Successor Products to be introduced by Amedia after the Effective Date. Such information will be provided as soon as reasonably practicable, but in no event later than 90 days in advance of beta availability of each Successor Product, and Motorola shall be entitled to resell such Successor Product under the terms of Section 3, above.

4.7. DEVELOPMENT MEETINGS. Representatives of the Parties will meet at least quarterly to discuss potential improvements and modifications to Products, and reduction of overall cost. The Parties shall agree in writing on: implementation of modifications and improvements; the Party to be responsible for the development work; and the Parties' respective ownership of IPR in such modifications and improvements.

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PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.8.    OEM RELATIONSHIP. [***]

5. OWNERSHIP OF IPR. The Parties agree that at no time shall either Party acquire or retain, or appropriate for its own use, any right, title or interest in or to any of the other Party's IPR. Neither Party shall take any action that might impair in any way any right, title or interest of the other Party in or to any of that Parties' IPR. The IPR of each Party shall remain the sole property of such Party. Any jointly developed IPR, including all new IPR created in the Gateway, shall be jointly owned, and each Party shall execute any and all legal documentation reasonably required to evidence that joint ownership. Each Party shall grant the other a perpetual, non-exclusive, royalty-free license in the jointly developed IPR.

6. LICENSE. Amedia grants to Motorola a perpetual, non-exclusive, worldwide, fully assignable and transferable, royalty-free license under Amedia's IPR to:

6.1. Use, market, distribute, offer, sell and otherwise dispose of Products manufactured by Amedia to Motorola customers at prices determined solely by Motorola; and

6.2. Sublicense to distributors, customers and end users solely the right to use the Products, including any software associated with the Products.

7.   CHANGE, DISCONTINUANCE, SERVICE AND SUPPORT.

7.1. PRODUCT CHANGE. Amedia will not make changes to Products sold to Motorola or changes to the processes, BOM, materials, design, tools, or locations used to manufacture the Products without Motorola's prior written approval, which shall not be unreasonably withheld. Amedia will provide Motorola a minimum of six months' prior written notice of any intent to change the design, content, form, fit, or function of any Product. Backward compatibility to prior Product and software versions is required unless agreed otherwise. Motorola will respond to each Product Change Notice ("PCN"). If Motorola provides written acceptance, Amedia may make the requested change and begin to ship modified Products once they have been qualified. If Motorola rejects the change or does not provide written acceptance within 90 days of receipt of the notice, Amedia may not make the change. If Amedia does not follow Motorola's required Product change process, and such change results in a claim by a Motorola customer, Amedia is completely responsible for all direct damages, losses and expenses incurred by Motorola and its customers ("Damages"). Damages for purposes of this section include without limitation, costs of inspection, storage, shipping, reinstallation, expediting, product recalls, stop of line, plant closures, and any resulting injuries.

7.2. DISCONTINUED PRODUCT. If Amedia intends to stop offering any Product for sale to Motorola ("Discontinued Product"), Amedia will give Motorola a minimum of nine months' prior written notice ("EOL Period"). During the EOL Period, Motorola will provide Amedia

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        with a preliminary forecast of anticipated demand for the Discontinued
        Product in the EOL Period and a preliminary final lifetime buy volume forecast, and Motorola may continue to place orders for Discontinued Product, with delivery not to exceed 12 months from the date of the order. At the conclusion of the EOL Period, Motorola will take receipt of the final lifetime buy of Discontinued Product over the next calendar quarter. At Motorola's request, Amedia will sell to Motorola or its designated third-party manufacturer at book value all Amedia owned materials exclusively necessary for manufacture of the Discontinued Product, and Amedia will assist Motorola in making alternative supply arrangements for the manufacture and supply of Discontinued Product, including granting to Motorola and a third-party manufacturer, a perpetual, irrevocable, worldwide, non-exclusive, royalty-free, transferable license under Amedia's IPR to such materials and all relevant technology, to use, reproduce, modify, display, perform, distribute copies of and sublicense such materials and technology, and to make or have made, sell, offer to sell, import, otherwise dispose of, sublicense and distribute the Discontinued Product.. For purposes of this Section 7.2, Amedia's IPR includes any rights Amedia has obtained to the IPR of third parties, to the extent that such rights are necessary for the sale, use or other distribution of the Products supplied to Motorola under this Agreement. If Amedia is unable to transfer or sublicense those rights to third party IPR, then Amedia will, at Motorola's request, assist Motorola in obtaining the necessary rights from the third party.

7.3. MOTOROLA CHANGES. Motorola may request changes to Products ("Requested Changes"). Amedia will use reasonable efforts to implement the Requested Changes and all future applicable orders will be deemed amended to incorporate the changes. Motorola agrees to purchase any unsold inventory or goods ordered via a valid Motorola purchase order prior to the Requested Change to the Product being delivered by Amedia. If the Requested Changes will increase or decrease the cost of performance or the time required to perform, Amedia will advise Motorola in writing, and Amedia will not implement the change until Motorola gives Amedia written authorization to do so. If Amedia deems any Requested Changes to be beyond its ability to undertake and support with existing resources, Amedia will provide Motorola with an NRE quotation allowing Motorola to compensate Amedia to prioritize or add resources to undertake the Requested Change. Motorola, however, shall be under no obligation to accept any NRE quotation from Amedia and Amedia shall not undertake any NRE efforts and shall not be obligated to implement any Requested Changes until such efforts are approved by Motorola in writing. Amedia will provide Motorola written description of any resulting costs to the Product related to the Requested Change, including any changes to the design, content, components, form, fit, or function of any Product. The parties agree to execute additional SOWs or amendments to this Agreement as necessary to accommodate such NRE and to specify ownership of any resulting IPR resulting from any Requested Change and/or NRE. Under no circumstances shall Amedia invoice Motorola for any engineering effort required to achieve functional specifications described in any agreed upon Product specification or SOW or to repair defect in any Product unless as otherwise contained in this Agreement or agreed upon in writing by Motorola. In the event that Motorola cancels any such NRE or Requested Change following commencement of performance by Amedia at any time during which any such work remains outstanding, Motorola shall compensate Amedia on a pro-rata basis for work performed as of the effective date of such cancellation.

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7.4.    ONGOING SUPPORT. Amedia will make available spare parts and repair services for a period of seven years after notice of Product discontinuance.

8. ESCROW. Amedia shall maintain the source code for all software developed by Amedia and use reasonable efforts to obtain any sublicensed third-party software for which Amedia has made any modifications to the source code, provided to Motorola under this Agreement (collectively the "Escrow Materials") in escrow (in electronic text format compatible with vi or EMACS text editors) with Iron Mountain, Inc. The Parties shall use their best commercially reasonable efforts to enter into the Escrow Agreement in Exhibit C with Iron Mountain within 90 days following the Effective Date. Amedia shall bear the expense of such escrow arrangement.

8.1. Escrow Materials for each Gateway shall initially be delivered to the escrow agent under the Escrow Agreement immediately upon payment of the final NRE installment under Section 2.2.6, above. Escrow Materials for each Resale Products shall be delivered to the escrow agent within 60 days of Amedia's receipt of the Motorola's first purchase order for such Product. Thereafter, Amedia will make, under the terms of the Escrow Agreement, an annual deposit of updated Escrow Materials with respect to the Products subject to this Agreement. In addition, if a Release Condition (as defined below) occurs, Amedia will provide Motorola with then-current versions of the Escrow Materials for each Product.

8.2. RELEASE. The escrow agent will release the Escrow Materials to Motorola, under the terms of the escrow agreement, if a "Release Condition," as defined below, occurs:

      8.2.1. Amedia becomes the subject of any proceeding under any bankruptcy, receivership, insolvency or similar laws instituted by or against Amedia, which proceedings are not dismissed as to Amedia within 45 days after being instituted;

      8.2.2. The occurrence of a material breach by Amedia of its obligations under this Agreement, which material breach is not cured by Amedia within 30 days after Amedia's receipt of notice of such material breach from Motorola; or

      8.2.3.  Any change of control of Amedia, including without limitation the acquisition of Amedia by or merger of Amedia into any other entity, unless within 30 days of the change of control, the newly controlling entity provides a specific written acknowledgement to Motorola accepting the terms and conditions of this Agreement.

8.3. Subject to the terms of this Agreement and the Escrow Agreement, Amedia grants Motorola a non-exclusive, royalty-free, non-assignable (except under Section 16.3), non-transferable, non-sublicenseable license to receive all Escrow Materials released to Motorola under Section 8.2 and the terms of the Escrow Agreement. Once Amedia cures the Release Condition, to the reasonable satisfaction of Motorola, this license will expire and Motorola must promptly return or destroy the Escrow Materials. Both Parties shall protect the Escrow Materials as Confidential Information under Section 17. It is understood and agreed that any Escrow Materials released to Motorola under this Section 8

                                       9
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        shall be used for the ongoing support and maintenance of the Products only, and not for development of new products.

9.   SUPPORT OBLIGATIONS.

9.1. PRODUCT SUPPORT. Amedia shall supply ongoing support for the Products during the Term of this Agreement. Such support shall include, without limitation, ongoing software releases, updates, and bug fixes, along with hardware and software support. All such support shall be made available to Motorola on terms no less favorable than those offered PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        to any other Amedia customer.

9.2. FIELD TRIAL SUPPORT. Amedia shall provide, at its sole expense, reasonable on-site support to Motorola and customers for field trials of Products during the first 12 months after the Effective Date.

10.  NON-SOLICITATION, NONCOMPETITION AND RIGHT OF FIRST REFUSAL.

10.1. NON-SOLICITATION. Amedia agrees that it will not, during the Term and for a period of two years after the expiration of the Agreement, directly or through any third party, sell, solicit or accept any orders for any Products, or substantially similar products, from any customer to which Motorola has sold Products during the Term. This provision shall not apply: a. to sales of Products or substantially similar products via a distributor who has made sales of Amedia products to such customer in the previous 12 months; or b. after termination of this Agreement by Amedia for cause or by Motorola for convenience.

10.2. MOTOROLA COMPETITORS. In addition to the exclusive resale terms set forth in Section 3.2, above, Amedia shall not, during the Term, cooperate with any company that could reasonably be considered to be a "Competitor" of Motorola to sell any Products, or substantially similar products. Provided, however, that Amedia may work with Competitors to sell any Product fed exclusively via a 10/100 Cat 5 or Fiber Ethernet interface. For purposes of this Section 10.2, Motorola's Competitors include, [***]. This paragraph shall not apply to prohibit interoperability testing, reference sales, or any other activity that does not result in revenue to such Competitors.

11.  TECHNICAL SUPPORT.

11.1. CUSTOMER SUPPORT. During the Term, Amedia will provide Tier 2 and Tier 3 Support (as defined below) to Motorola customers. Motorola will provide Tier 1 support.

      11.1.1. TIER 1 SUPPORT. Tier 1 Support is the initial response to customer queries and problem reporting. This involves collecting failure data, location, Product and warranty information. Tier 1 Support begins the troubleshooting process to determine the

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

              appropriate resolution path.

      11.1.2. TIER 2 SUPPORT. Tier 2 Support is the second phase of problem isolation, in which support personnel work directly with the customer's technical staff to perform troubleshooting processes, and identify, isolate, and resolve customers' reported problem, including, but not limited to, repairing or replacing defective Products. Tier 2 Support shall be provided as set forth in Exhibit D.

      11.1.3. TIER 3 SUPPORT. Tier 3 Support (as set forth in Exhibit D) shall include the following:

           11.1.3.1. TELEPHONE SUPPORT. Telephone assistance with respect to Products within one hour after Motorola contacts the Amedia call center at 866-611-4321(within USA) and +1-732-440-1992, option 4 (outside USA). Telephone support shall be available on a 24x7, 365 basis. The call center shall provide Motorola with a case number and assign a technical support engineer, who shall work with Motorola to track the problem and identify a reasonable workaround or other resolution.

           11.1.3.2. EMAIL SUPPORT. Technical support not requiring a 24-hour response may be requested via email at TECHSUPPORT@AMEDIANETWORKS.COM; and

           11.1.3.3. ON-SITE SUPPORT. If a problem cannot be resolved via telephone, at Motorola's request, Amedia shall provide on-site support to perform additional troubleshooting and implementation of a resolution. If such on-site support is of a Tier 1 or Tier 2 nature, Motorola shall bear the costs for such support at the rates set forth in Exhibit B. If the on-site support is determined to be of a Tier 3 Support nature, Amedia shall bear all costs for such services.

11.2.   ADDITIONAL AMEDIA OBLIGATIONS.

      11.2.1. INSTALLATION SUPPORT. If requested by Motorola, during the first customer installation of each type of generally available Product sold by Motorola, Amedia shall provide one person on-site to support and train Motorola, at Amedia's expense, not to exceed one week.

      11.2.2. FAILURE REPORTS. Amedia shall provide a report on any Product returned for repair. Such report shall state how the Product was tested, the nature of the defect or failure, if known, what corrective action was taken, and the final test results.

      11.2.3. SOFTWARE SUPPORT. Motorola may report bugs or malfunctions in Product software to Amedia by contacting the Amedia Call Center. Amedia shall make reasonable efforts to track the reported problem and identify a reasonable workaround or resolution, including bug fixes if deemed necessary, to bring such software into compliance with specifications as soon as reasonably possible. Any necessary bug fixes will be provided to Motorola for installation in the field. During the warranty period, Amedia shall provide Motorola with any bug fixes when and if available, as released by Amedia and applicable to the Products supplied. Amedia shall provide Motorola with hardware compatibility information applicable to any such bug fix released.

      11.2.4. EMERGENCY SUPPORT. Amedia shall support Motorola on a priority basis in the event of a Product failure that causes an emergency "out of service" condition at a customer. Such support may include telephone assistance and on-site support. If the Product involved is in warranty under Section 14, any costs of such emergency support shall be borne by Amedia.

      11.2.5. OUT-OF-WARRANTY SUPPORT. Any out-of-warranty repair requested by Motorola shall be performed by Amedia at a cost based on its standard time and materials rates.

      11.2.6. ADDITIONAL SUPPORT. Additional support services, that may be requested by Motorola, and agreed to by Amedia, that are for services other than Tier 3 Support as described above, shall be provided upon a schedule agreed to by the Parties at its standard time and materials rates. When such additional support services are requested, Amedia will provide Motorola with an estimated price and also advise Motorola of ordering and service completion procedures.

11.3.   ESCALATION PROCEDURES.

      11.3.1. AMEDIA. At any time, Motorola may contact the Amedia Call Center to request escalation of a technical issue or previously reported problem. Upon receipt of such escalation request, the Amedia Call Center shall route the caller to an appropriate individual or provide contact information to Motorola as necessary.

      11.3.2. MOTOROLA. At any time, Amedia may contact the Motorola CNRC at ___-___-____ to request escalation of a technical issue or previously reported problem. Upon receipt of such escalation request, the Motorola CNRC shall route the caller to an appropriate individual or provide contact information to Amedia as necessary.

12.  TRAINING.

12.1. SKILLS TRAINING. Amedia will provide one Product support skills training class ("Skills Training") sufficient to enable qualified Motorola technical personnel to provision, configure, operate, install, test, maintain, commission, and troubleshoot the Products, and to train other Motorola personnel to do the same. Amedia will make Skills Training available at a site designated by Motorola within 90 days of the Effective Date. The on-site engineering personnel provided by Amedia shall be knowledgeable about, and able to answer detailed questions from comparable Motorola technical staff regarding, all aspects of the design and functioning of the Products. Additional Skills Training sessions may be made available by Amedia on a time-and-materials basis.

      12.1.1. Skills Training will comprise any Amedia-provided visual aids or reference materials, on-the-job training, and information sessions, as typically found in Amedia's support skills training programs. A Skills Training plan will be mutually developed within 60 days of the Effective Date, and will be focused on developing Motorola's capabilities to fulfill its technical support obligations. Amedia shall provide, within 30 days of the Effective Date, documented prerequisites, if any, for such training.

      12.1.2. The agreed upon Skills Training will be provided at Motorola's Andover facility, or at such other locations(s) as agreed, and shall include, but not be limited, to each of the published Product courses Amedia makes available to its customers.

      12.1.3. New course materials for Skills Training on new or modified Products will be developed by Amedia at no charge.

12.2. COURSEWARE. Amedia will provide Motorola with currently available end customer courseware electronic source material ("Courseware") at no charge. Amedia shall provide initial Courseware at least 90 days after the first customer shipment or 90 days after the Effective Date, whichever is later. Additional Courseware will be provided on a mutually agreed schedule. Updates to Courseware will be provided at no charge when made available. Amedia will provide Courseware electronically in a format that is compatible with Interleaf (Unix-based) or Microsoft Word and PowerPoint for PC Windows application. Amedia will solicit Motorola's input when developing Courseware.

      12.2.1. Amedia will provide electronic source material for Courseware for the following courses: (a) Overview of Product; (b) Operations of Product; (c) Maintenance of Product; (d) Deployment Guidelines;
              (e) Installation and Turn-up; and (f) Troubleshooting

      12.2.2. Subject to the terms and conditions of this Agreement, Amedia grants Motorola a limited, worldwide, fully paid-up, non-exclusive license during the Term to adapt the Courseware to different media without altering its substance, and to reproduce and distribute Courseware for use by customers in connection with the use of Products. When adapting or reproducing any part of the Courseware, Motorola shall include all copyright and other proprietary notices as are contained on each part of the Courseware or as may be reasonably specified from time to time by Amedia.

13.  QUALITY.

13.1. TL-9000 CERTIFICATION. Within 360 days of the Effective Date, Amedia shall obtain TL-9000 certification, at its own expense, and Amedia shall maintain such certification during the Term and any extensions. Amedia shall promptly inform Motorola in writing of any loss of such certification, and use reasonable efforts to obtain recertification.

13.2. ADDITIONAL QUALITY COMMITMENT. Amedia shares Motorola's commitment to quality and total customer satisfaction. Product malfunctions create customer dissatisfaction and loss of goodwill. Therefore, in addition to its warranty and other obligations under this Agreement, Amedia agrees to provide assistance to Motorola in preventing and solving quality problems attributable to the Products, including, without limitation, by:

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

13.3. maintaining a quality improvement program focused on producing both major and incremental continuous improvement in Product and process quality;

13.4. maintaining a quality assurance function covering all aspects of its business, including product development, support services, manufacturing and vendor quality;

13.5. participating in periodic quality reviews and working with Motorola to improve Amedia's quality systems based on the outcome of such reviews;

13.6. attending customer meetings to address quality issues, taking action items and working with Motorola to resolve such issues;

13.7.   documenting its hardware development and manufacturing processes;

13.8. promptly diagnosing and remedying any widespread occurrences of Product defects;

13.9. serializing all Field Replaceable Units ("FRUs") to allow tracing of individual units should epidemic or lot-related quality issues arise (serial numbers shall be obtainable without removing the FRU from operation);

13.10. allowing Motorola and representatives of its customers - upon reasonable notice during business hours, on no greater than a semi-annual basis - to audit Amedia facilities and records for purposes of verifying compliance with the terms set forth in this Section 13;

13.11. auditing, or facilitating a direct Motorola audit, of its suppliers' facilities and records to verify the existence of quality programs similar to those required under this Section 13;

13.12. establishing quality-driven return policies including detailed and timely root-cause-analysis reports, and clearly documented and communicated corrective action plans.

13.13. managing manufacturing and validation processes to ensure that Product lot variations and component substitutions do not impact customer-perceived quality.

13.14. continually striving to mimic customer environments during development, testing and validations processes to reduce the risk of defects;

13.15.  ensuring that Products meet applicable product safety requirements;

13.16. providing Motorola with a list of any restricted or controlled materials used in Products or processes;

13.17. providing full material composition, recycled content, and recyclability information regarding Products.

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

13.18. providing Motorola access to Amedia's quality data for the purpose of measuring continuous process improvement; and

13.19. providing to Motorola, upon request, details of all above programs and processes, along with results of reviews, audits, tests and other actions discussed above.

14.  WARRANTY.

14.1. TITLE. Amedia represents and warrants that all Products sold by Amedia under this Agreement shall be owned by, or in the case of software, licensed to, Amedia immediately prior to the time of shipment, free and clear of any liens or encumbrances.

14.2. WORKMANSHIP AND MATERIALS. Amedia represents and warrants that all Products sold by Amedia under this Agreement shall be free from defects in workmanship and materials and conform to all applicable specifications for the following periods from the date of shipment: hardware -five years; and software - one year.

14.3. RMA. Amedia shall provide, at its sole cost, return materials authorization ("RMA") support to Motorola customers, through Motorola's CNRC for all Products for the duration of the applicable warranty periods for such Products.

14.4. DESIGN DEFECTS. Amedia warrants that each hardware or software component of each Product will be free from defects in design that cause the Product to not meet its specifications, for five years (one year for software) from the date a Product manufactured by Amedia is shipped to a customer during the Term.

14.5. OUT-OF-WARRANTY REPAIRS. All out-of-warranty repairs performed by Amedia shall be free from defects in workmanship for a period of 180 days from date of return of the repaired Product. Turn-around time for all out of warranty repairs shall not exceed 15 days from date of receipt.

14.6. REMEDIES. If Product does not comply with the warranties in this Agreement, Amedia will, at its option, repair or replace defective Product hardware, correct software defects, re-perform services, or refund the purchase price of the Product. Amedia will also reimburse Motorola for costs Motorola incurs to repair or replace products that incorporate or are impacted by the non-compliant Products (including shipping and handling costs), and for customer charges and damages incurred and paid by Motorola. Amedia agrees that these remedies are in addition to any other remedies provided elsewhere in this Agreement and remedies available under law or equity. Except for the indemnity obligations in Section 15, these are the sole and complete remedies available for warranty and out of warranty repairs.

14.7. EPIDEMIC FAILURE. "Epidemic Failure" shall mean a hardware or software defect which affects more than 5% of the installed base of a Product during the applicable warranty period, and which the Parties reasonably determine to have a common root cause. In the event of an Epidemic Failure, Amedia will immediately take remedial action, at its sole

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

        expense, for all impacted and potentially impacted Products, including Products in the field or in Motorola's or any customer's inventory, under a corrective action plan approved by Motorola. Amedia, at its sole expense, will repair or replace, at Amedia's option after consulting Motorola, all impacted and potentially impacted Products and will reimburse Motorola for any direct and reasonable costs Motorola incurs in connection with the Epidemic Failure. If Amedia fails to fulfill any of its obligations to remediate or reimburse, Motorola may cancel all open orders without any liability. Amedia will pay: (i) the costs of recovering, and repairing or replacing any Motorola products incorporating or otherwise potentially impacted by non-conforming or defective Product; (ii) any customer charges Motorola incurs; (iii) any other direct costs incurred by Motorola or its customers. Provided, however, that Amedia shall have no obligations under this Section 14.7 for such costs to the extent that they are attributable to the acts or omissions of Motorola.

14.8.   REPAIR AND REPLACEMENT.

      14.8.1. Amedia warrants that services for repair and replacement of Products will be performed in a good and workmanlike manner and in accordance with industry standards, and that parts, material and components furnished will be free from defects for a period of 90 days from the shipment date or the remainder of the un-expired initial warranty, whichever is longer.

      14.8.2. If Amedia fails to meet the warranties in Section 14.8.1, Amedia will re-perform the repair services and replace any defective parts, material and components without additional cost to Purchaser. In the event of material and repeated failure of Amedia to meet its obligations to perform repair and replacement services in accordance with industry standards for repaired product quality and/or Amedia's committed repair turnaround times, Motorola may choose to repair Products internally or use a third-party provider to provide in-warranty services and Amedia shall be responsible for all reasonable costs associated with such Motorola internal or third-party repair or replacement, including inbound and outbound transportation costs.

14.9. NETWORK INTERFACE/SYSTEM INTEGRATION. Both Parties represent and warrant that their software development related to the network interface of the Product and system integration shall be performed in a good and workmanlike manner and in accordance with all industry standards.

14.10. SERVICES. Amedia warrants that all other services provided under this Agreement shall be performed in a good and workmanlike manner and in accordance with all industry standards. If Amedia fails to meet this warranty, it shall re-perform those services until such breach is cured.

14.11.  DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN THIS
        SECTION 14, NEITHER PARTY MAKES ANY ADDITIONAL REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATTER. EACH PARTY EXPRESSLY DISCLAIMS

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

        ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

15.  INDEMNIFICATION.

15.1. GENERAL. Each Party will indemnify and save the other Party (including without limitation that Party's parents, subsidiaries, affiliates, officers, directors, employees, agents and representatives (collectively the "Indemnified Parties")) harmless from any loss or damage to real property or tangible personal property or from any loss or damage arising from bodily injury, including death (collectively a "Claim"), to the extent such Claim is caused by the negligent acts or omissions or intentional wrongdoing of the indemnifying Party's employees, subcontractors or agents and arises out of the performance of this Agreement, provided that the indemnified Party gives the indemnifying Party prompt written notice of such Claim. Upon agreement in writing by either Party to fully indemnify the other Party against any Claim, the indemnified Party shall give the indemnifying Party full opportunity and sole authority to defend and settle the Claim, and furnish, upon request, all information and assistance reasonably necessary for the defense of such Claim.

15.2.   INTELLECTUAL PROPERTY.

      15.2.1. Each Party will defend, indemnify and hold harmless the other Party against any claim brought against them alleging that the IPR incorporated in any Product infringes any third party's rights existing at the time of the Effective Date of this Agreement under registered patent, copyright or trade secret law in the United States, and shall pay all costs, damages and attorneys' fees incurred, provided that indemnified Party: (a) promptly notify the indemnifying Party in writing of the claim; and (b) allows the indemnifying Party to control, and reasonably cooperates with the indemnifying Party in, the defense and any related settlement negotiations.

      15.2.2. However, neither Party shall have any obligation to indemnify the other Party under Section 15.2.1, to the extent any claim of infringement is caused by any of the following:

           15.2.2.1. Either Party's use of an item that is the subject of the infringement claim (the "Item"), in a manner that causes infringement if such manner was not actually known to the other Party prior to the claim of infringement;

           15.2.2.2. Either Party's combination of an Item with any hardware, software, or other product, or the modification of the Item, in a manner that causes the infringement, if such manner was not actually known to the other Party prior to the claim of infringement;

           15.2.2.3. Either Party's failure to apply commercially reasonable corrections or enhancements to the Item that were made available by the other Party and that, if applied, would have rendered the Item non-infringing; or

           15.2.2.4. Either Party's development of the Item in accordance with detailed, non-discretionary technical designs or technical specifications (as opposed to functional or business specifications or other general requirements) or to achieve a specific, non-discretionary business process required by the other Party.

      15.2.3. If a Product in Motorola's or a customer's possession becomes, or Amedia believes is likely to become, the subject of such a claim, Amedia will at its option and expense: (a) procure for Motorola and its customers to right to continue to use the infringing Product; (b) modify the Product so it is no longer infringing; or (c) replace it with an equivalent non-infringing Product that does not materially affect form, fit or functionality, and does not require modification of software code or other technology to accommodate such replacement
              Product. In the event that Amedia modifies the Product, or replaces it with a functionally equivalent non-infringing Product, the modified or replacement Product shall be added to the list of "Products" in Exhibit A, and all IPR contained in such modified or replacement Product shall immediately be subject to all terms and conditions of this Agreement. If none of these alternatives is reasonably available: Motorola and/or its customers shall return all affected Amedia-manufactured Products to Amedia, and Amedia will refund the full purchase price of the Products plus any costs incurred in retrieving and returning those Products; and Amedia will reimburse Motorola for all costs incurred by Motorola in retrieving and reimbursing customers for Motorola-manufactured Products.

15.3.   PRODUCT LIABILITY INDEMNIFICATION BY AMEDIA

      15.3.1. Subject to Motorola's indemnification obligations , Amedia will, at its option and expense, defend the Motorola Indemnified Parties from or settle any claim brought by a third party against a Motorola Indemnified Party that arises directly from any injury or death to persons or loss of or damage to property that is caused directly by a design defect in a Product provided that Motorola: (a) promptly notifies Amedia in writing of the claim; and (b) allows Amedia to control, and reasonably cooperates with Amedia in, the defense and any related settlement negotiations.; and (c) complies with any settlement or court order made in connection with such claim (e.g., relating to the future use of any Product containing a design defect). The Motorola Indemnified Parties will not defend or settle any such claim without Amedia's prior written consent. The Motorola Indemnified Party shall have the right to participate in the defense of such claim at its own expense and with counsel of its own choosing, but Amedia will have sole control over the defense and settlement of the claim.

      15.3.2. Amedia will indemnify the Motorola Indemnified Parties against and pay: (a) all damages, costs, and attorneys' fees awarded against a Motorola Indemnified Party in any claim under Section 15.3.1; (b) all out-of-pocket costs (including attorneys' fees) reasonably incurred by any of them in connection with the defense of such claim, including assistance provided under
              Section 15.3.1 (other than attorneys' fees and costs incurred without Amedia's consent after Amedia has accepted defense of such claim); and, (c) if any claim arising under Section 15.3.1 is settled, all amounts to be paid to any third party in settlement of any such claim (as agreed to by Amedia).

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

16.  LIMITATION OF LIABILITY.

16.1.   DISCLAIMER OF CONSEQUENTIAL DAMAGES. EXCEPT FOR LIABILITY ARISING OUT OF
        SECTION 15, NEITHER PARTY WILL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOSS OF BUSINESS, AND BUSINESS INTERRUPTION, EVEN IF SUCH PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

16.2. DIRECT DAMAGES. Amedia agrees that the any and all damages incurred by Motorola as a result of the following acts or omissions by Amedia (except and to the extent any such damages are attributable to the acts or omissions of Motorola) shall be considered "direct" and not "consequential" damages for the purpose of interpreting the disclaimer in Section 16.1, and thus recoverable by Motorola: late delivery; poor Product quality; warranty failures; and epidemic defects.

16.3. CAP ON LIABILITY. EXCEPT FOR LIABILITY ARISING OUT OF SECTION 15, UNDER NO CIRCUMSTANCES WILL EITHER PARTY'S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT PAID OR PAYABLE UNDER THIS AGREEMENT.

17.  INSURANCE.

17.1. Amedia will maintain: (i) statutory Worker's Compensation, Employer's Liability, Broad Form Commercial General Liability, and Business Automobile Liability Insurance on behalf of Amedia and its subcontractors, and Contractual Liability Insurance for liability under this Agreement, in each instance of at least $2,000,000 combined single limit; (ii) reasonably adequate insurance covering its assets and operations implicated by this Agreement; and (iii) Umbrella / Excess Liability Insurance of $5,000,000 per occurrence. In addition Amedia will: name Motorola as an additional insured and, under the Commercial General Liability policy, include a cross-liability endorsement; provide a waiver of subrogation in favor of Motorola under the Workers Compensation and Employers' Liability policies; cause its insurance to be designated as primary and provide for thirty days' minimum prior notice of cancellation to Motorola; at Motorola's request, furnish evidence of insurance from a licensed insurance provider reasonably acceptable to Motorola; and require the vendors and suppliers in its supply chain to maintain, at a minimum, the same coverage and limits required of Amedia.

17.2. Nothing contained within these insurance requirements will be deemed to limit or expand the scope, application or limits of the coverage afforded, which coverage will apply to each insured to the full extent provided by the terms and conditions of the policies. Nothing contained within this provision will affect or alter the application of any other provision

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

        contained with this Agreement. Deductibles or self-insured retentions must not exceed $50,000 unless declared to and approved by Motorola prior to the date of this Agreement. The deductible or self-insured retention of the policies will not limit or apply to Amedia's liability to Motorola and will be the sole responsibility of Amedia.

18.  COMPLIANCE WITH LAWS.

18.1. ETHICAL CONDUCT, ANTICORRUPTION AND UNFAIR BUSINESS PRACTICES. Motorola has historically depended on upon product quality and superiority, combined with outstanding support capability, to sell its products. Accordingly, Amedia agrees to perform the services hereunder with the highest ethical standards. Motorola will not do business with any entity or person where Motorola believes that payoffs or similar improper or unethical practices are involved. Motorola expects its suppliers to abide by this policy and not to have a relationship with another entity or person, or engage in any activity, that results or may result in a conflict of interest, or embarrassment to Motorola, or harm to Motorola's reputation. Amedia will: (i) maintain transparency and accuracy in corporate record keeping; (ii) act lawfully and with integrity in handling competitive data, proprietary information and other intellectual property; and (iii) comply with legal requirements regarding fair competition and antitrust, and accurate and truthful marketing. Amedia will not engage in corrupt practices, including public or private bribery or kickbacks. Motorola also agrees to comply with this Section 18.1. If either Party fails to comply in any respect with all of these requirements, then the other Party may immediately and without liability terminate this Agreement.

18.2.   ANTIDISCRIMINATION AND HUMANE TREATMENT OF WORKERS.

      18.2.1. Amedia will employ workers on the basis of their ability to do the job and not on the basis of their personal characteristics or beliefs.

      18.2.2. Amedia will assure that Products (including parts) (except those provided or sourced by/through Motorola)will not be produced, manufactured, mined, or assembled with the use of forced, prison, or indentured labor, including debt bondage, or with the use of illegal child labor in violation of International Labor Conventions for minimum age (ILO-C138) and child labor (ILO-C182). If Amedia recruits contract workers, Amedia will pay agency recruitment commissions, will not require workers to remain in employment for any period of time against their will, and will not impose any early termination penalties on workers. If Amedia provides housing or eating facilities, Amedia will assure the facilities are operated and maintained in a safe, sanitary and dignified manner.

      18.2.3. Amedia will operate safe, healthy and fair working environments, including managing operations so levels of overtime do not create inhumane working conditions. Amedia will pay workers at least the minimum legal wage applicable in the place of employment, or where no wage laws exist, the local industry standard. Amedia will assure that workers are free to join, or refrain from joining, associations of their own choosing, unless otherwise prohibited by law. Amedia will not routinely require workers to work in excess of six consecutive days without a rest day.

18.3.   ENVIRONMENTAL PROTECTION.

      18.3.1. Amedia will implement a functioning environmental management system in accordance with ISO 14001 or equivalent. Third-party registration is recommended but not required.

      18.3.2. Amedia certifies that Products and their parts (except those provided or sourced by/through Motorola) do not contain and are not manufactured with a process that uses any Class I ozone-depleting substances (as identified in 40 CRF Part 82 Appendix A to Subpart A, or as subsequently identified by the U.S. Environmental Protection Agency as Class I ozone-depleting substances). For Products imported into the United States, Amedia will provide Motorola with a completed and signed ODS Certification Questionnaire, accessible at the following URL:
              HTTP://WWW.MOTOROLA.COM/CONTENT/0,,5424,00.HTML.

      18.3.3. For Products used as parts for Motorola products, Amedia will provide material disclosure or certification, as defined in Motorola's Controlled and Reportable Materials Disclosure Process, accessible at the following URL:
              HTTP://WWW.MOTOROLA.COM/CONTENT/0,,1673-3290-5406,00.HTML.

18.4. MATERIAL SAFETY DATA SHEETS. Amedia will electronically provide material safety data sheets, chemical safety data sheets, or equivalent documentation for all chemicals sold to Motorola. For all chemicals supplied or imported into the United States, Amedia will certify that the chemicals are listed on the Toxic Substances Control Act, 15 USCS ss.2601, et. seq., chemical inventory, or are subject to an exemption specified in the material safety data sheets.

18.5. IMPORTS AND CUSTOMS. The Parties must comply with all import and customs laws, regulations and administrative determinations of the importing country. Amedia must comply with the security criteria of any supply chain security government program of the importing country. Amedia's providing products to be delivered to and/or services to support delivery to the U.S. must comply with the security criteria of the U.S. Customs and Border Protection's Customs-Trade Partnership against Terrorism (C-TPAT) Program
        HTTP://WWW.CUSTOMS.GOV/XP/CGOV/IMPORT/COMMERCIAL_ENFORCEMENT/CTPAT/
        CRITERIA_IMPORTERS/CTPAT_IMPORTER_CRITERIA.XML.

18.6. EXPORT RESTRICTION. Neither Party will export or re-export, directly or indirectly, any Confidential Information or the Products to any country for which any applicable government, at the time of export or re-export, requires an export license or other governmental approval, without first obtaining the license or approval.

18.7. UTILIZATION OF SMALL BUSINESS CONCERNS. If applicable, Amedia will comply with the provisions of U.S. Federal Acquisition Regulation (FAR) 52.219-8 pertaining to Utilization of Small Business Concerns, as well as any other state and local, small and other business utilization laws.

18.8. EQUAL OPPORTUNITY. If applicable, Amedia will comply with the provisions of FAR 52.222-21, 52.222-26, 52.222-35, and 52.222-36 pertaining to
        Segregated Facilities, Equal Opportunity, Equal Opportunity for Veterans, and Affirmative Action for Workers with Disabilities. If applicable, Amedia will maintain, at each establishment, affirmative action programs required by the rules of the U.S. Secretary of Labor (41 CFR 60-1 and 60-2).

18.9. GOVERNMENT SUBCONTRACT. If an order is issued under a government contract, Amedia will comply with the terms of the government contract that appear on the Order, and with any other applicable laws, regulations and executive orders.

18.10. AMEDIA DIVERSITY. If Amedia is located in the United States or is supplying Products to Motorola locations based in the United States, Amedia will track and report its Supply Chain's spend with minority-owned, women-owned and disabled veteran-owned business enterprises located in the United States. Amedia and Motorola will agree on a goal for Amedia's Supply Chain spend, based upon a percentage of Amedia's total gross revenues under this Agreement. Amedia will submit quarterly progress reports, in a format designated by Motorola, by the twenty-fifth day of the month following the end of each calendar quarter. All reports will be forwarded to the Motorola Amedia Diversity Group, 2501 S. Price Road, M/D G1232, Chandler, AZ 85248, or sent via email to SUPPLIERDIVERSITY@MOTOROLA.COM.

19.  CONFIDENTIALITY.

19.1. NDA. The information between the Parties under this Agreement will be governed by the Mutual Nondisclosure Agreement entered into by the Parties on Jan 9, 2006 ("NDA"). A Party may disclose the terms of this Agreement in compliance with securities law without the other Party's consent if the disclosing Party takes reasonable steps to obtain confidential treatment for appropriate portions of this Agreement.

19.2. RETURN OF MATERIALS. Upon the termination or expiration of this Agreement, or upon earlier request, each Party will deliver to the other all Confidential Information (as defined in the NDA) that it may have received from the other Party. However, neither Party will be required to return materials that it must retain in order to receive the benefits of this Agreement or properly perform under this Agreement.

20.  TERM AND TERMINATION.

20.1. TERM. This Agreement will commence upon the Effective Date and will continue in effect for a period of three years (the "Term"). The Term will automatically extend for a succession of additional one-year periods unless either Party gives the other written notice of termination no less than 30 days prior to the expiration date of the then-current Term. However, in the event that Amedia gives notice of termination under this Section, the Parties shall continue to be bound by the terms and conditions of this Agreement for a period of no less than nine months from the date of Motorola's receipt of such notice, so that Motorola shall have adequate time in which to find an alternate supplier.

20.2. TERMINATION. This Agreement may be terminated before the end of the Term upon the occurrence of any of the events set forth in this Section 20.2.

      20.2.1. By Motorola, for convenience, upon 30 days' advance written notice.

      20.2.2. By either Party upon written notice effective upon receipt, if the other Party ceases to conduct business in the ordinary course.

      20.2.3. By either Party, if the other Party defaults on any of its material obligations, representations, or warranties under this Agreement, or otherwise commits a material breach of this Agreement and fails to cure such breach in the manner described below. The non-defaulting Party may notify in writing the defaulting Party of the material breach or default and its intention to terminate the Agreement if the material breach or default is not cured within 30 days (ten days in the case of a failure to pay amounts when due) after the date that the notice is received by the defaulting Party. If the defaulting Party does not cure the breach during such 30-day period (ten-day period for a failure to pay amounts when due), the non-defaulting Party may terminate this Agreement by providing written notice of termination to the defaulting Party. The termination under this Section 20.2.3 will take effect 30 days after the defaulting Party's receipt of such notice of termination.

20.3. SURVIVAL. Each Party's rights and obligations under Sections 14.8, 15, 16, 17, 19, 20.3, and 21 will survive termination and expiration of this Agreement.

21.  GENERAL.

21.1. NOTICES. Unless otherwise specified, any notice required under this Agreement will be in writing to the addresses set forth above and is effective upon receipt. Such notice may be sent via: e-mail, receipt acknowledged; certified mail, return receipt requested; overnight delivery service; or facsimile, receipt acknowledged.

21.2. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be construed as creating a joint venture or legal partnership or as authorizing any Party to act as an agent or representative of the other.

21.3. WAIVER. Neither Party's failure to insist on the strict performance of any provision in this Agreement will be deemed a waiver of such provision presently or in the future nor will it be deemed a custom or practice contrary to such provision.

21.4. ASSIGNMENT. This Agreement shall accrue to the benefit of and be binding upon the Parties and any successor entity into which either Party shall have been merged or consolidated. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

21.5. ENTIRE AGREEMENT AND AMENDMENT. This Agreement, together with the schedules and exhibits attached, constitutes the entire understanding between the Parties concerning its subject matter and supersedes all prior discussions, agreements and representations, whether oral or written and whether or not executed by Amedia and Motorola. This Agreement may not be modified except in writing signed between the Parties. Variance from or addition to the terms of this Agreement in any PO or other written notification will be of no effect unless countersigned by the other Party.

21.6. FORCE MAJEURE. Neither Party shall be liable for delays, failure in performance or damages due to fire, flood, explosion, power failures, civil disturbances, acts of civil or military authorities or the public enemy, labor disputes, acts of God, unauthorized use of the Products, or other causes beyond that Party's reasonable control.

21.7. DISPUTE RESOLUTION. Any dispute arising out of this Agreement that the Parties are unable to resolve via good faith negotiation shall be submitted for non-binding mediation with a single mediator, under the Commercial Mediation Rules of the American Arbitration Association, before either party may resort to litigation or other dispute resolution procedures. Each party will bear its own attorney's fees and other individual costs and will equally share the costs of the mediation, including the mediator's fees. If the matter is not resolved by mediation within 60 calendar days of the initial request for mediation, either Party may then submit the matter to an appropriate court of law.

21.8. GOVERNING LAW AND VENUE. This Agreement is governed by the laws of the State of New York, without regard to its conflicts of laws rules, and any litigation arising out of this Agreement shall be brought in state or federal courts in New York City. Neither Party will contest jurisdiction in such courts. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. The prevailing Party in any litigation arising out of or related to this Agreement will be entitled to recover its reasonable attorneys' fees and costs against the other Party

21.9. PUBLICITY. Neither Party will make any public announcement or press release regarding the terms of this Agreement or any aspect of the relationship under this Agreement without having obtained the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. However, nothing in this Section 21.9 shall preclude either Party from making such disclosures that are required by law.

21.10. SEVERABILITY. If any part of this Agreement is found to be illegal, unenforceable, or invalid, the remaining portions of this Agreement will remain in full force and effect.

21.11. INTERPRETATION. The Parties have had an equal opportunity to participate in the drafting of this Agreement and the attached exhibits, if any. No ambiguity will be construed against any Party based upon a claim that that Party drafted the ambiguous language.

21.12. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, with the same effect as if the Parties had signed the same document. All counterparts will be construed as and constitute the same agreement.

The Parties have signed below to indicate their acceptance of the terms of this Agreement.

MOTOROLA WIRELINE NETWORKS, INC.          AMEDIA NETWORKS, INC.


By: /S/ THOMAS E. MADER                   By: /S/ FRANK GALUPPO
   -----------------------------             -----------------------------
Name:   THOMAS E. MADER                   Name:   FRANK GALUPPO
Title:  CORPORATE VICE PRESIDENT,         Title:  CHIEF EXECUTIVE OFFICER
        WIRELINE

                                    EXHIBIT A

                                       SOW















                  MOTOROLA WIRELINE NETWORKS, INC. ("MOTOROLA")
                                 [MOTOROLA LOGO]


                        AMEDIA NETWORKS, INC. ("AMEDIA")

                                  [AMEDIA LOGO]




                          MOTOROLA IPTV GATEWAY PROJECT

                             STATEMENT OF WORK (SOW)
                                 XX2006-MOT-001

Confidential Proprietary

                                 VERSION HISTORY

---------------- ---------------- ------------------------------------------------------------------------------
    VERSION #           DATE                              DESCRIPTION OF MAJOR CHANGES
---------------- ---------------- ------------------------------------------------------------------------------
1.0              MARCH 15, 2006   INITIAL CREATION - MOTOROLA WITH INPUTS FROM AMEDIA
---------------- ---------------- ------------------------------------------------------------------------------
1.1              MARCH 24, 2006   UPDATED MILESTONE CHART AND INPUTS
---------------- ---------------- ------------------------------------------------------------------------------
1.2              MARCH 30, 2006   UPDATED MILESTONE CHARTS AND INPUTS
---------------- ---------------- ------------------------------------------------------------------------------
1.3              MARCH 31, 2006   LANGUAGE AND FORMAT REVISIONS
---------------- ---------------- ------------------------------------------------------------------------------
1.4
---------------- ---------------- ------------------------------------------------------------------------------
1.5
---------------- ---------------- ------------------------------------------------------------------------------
1.6
---------------- ---------------- ------------------------------------------------------------------------------
1.7
---------------- ---------------- ------------------------------------------------------------------------------
1.8
---------------- ---------------- ------------------------------------------------------------------------------
1.9
---------------- ---------------- ------------------------------------------------------------------------------
1.10
---------------- ---------------- ------------------------------------------------------------------------------
1.11
---------------- ---------------- ------------------------------------------------------------------------------



                                    APPROVALS

This SOW has been reviewed and approved by both Motorola and Amedia. Signatures on this SOW indicate agreement with the scope and deliverables. No agreement to purchase or provide Professional Services outlined in this SOW is implied. A Purchase Order is required to consider this a firm and final order.



              MOTOROLA - WIRELINE NETWORKS                                      AMEDIA NETWORKS, INC.



----------------------------------------------------------       -----------------------------------------------------
SIGNATURE                                                        SIGNATURE


----------------------------------------------------------       -----------------------------------------------------
PRINT NAME                                                       PRINT NAME


----------------------------------------------------------       -----------------------------------------------------
TITLE                                                            TITLE


----------------------------------------------------------       -----------------------------------------------------
DATE                                                             DATE

                                                                   Page ii of 42
Confidential Proprietary

                                TABLE OF CONTENTS


Table of Contents................................................................................iii

1     SOW Purpose..................................................................................5

2     SOW Validity.................................................................................5

3     Key Contacts.................................................................................6

4     Project Management...........................................................................7
   4.1      Team Structure.........................................................................7
   4.2      Roles and Responsibilities.............................................................7
   4.3      Other Development Resources............................................................8
   4.4      Meeting Structure......................................................................8
   4.5      Risk Management Planning...............................................................8
   4.6      System Integration.....................................................................8
   4.7      Capital Expenditures...................................................................9

5     Project Description..........................................................................9
   5.1      Target Market Description..............................................................9
   5.2      Current Customer Deployments..........................................................11
   5.3      Target Customer Deployments...........................................................12
      5.3.1    Motorola IPTV Gateway Platforms....................................................13
   5.4      Amedia's Gateway Platform Architecture................................................13
   5.5      Customized Components Developed for Motorola by Amedia................................14
      5.5.1    Hardware Terminology...............................................................15

6     Milestones..................................................................................16
   6.1      IPTV Gateway Project Plan.............................................................18
   6.2      IPTV Gateway Market Requirements Document (MRD).......................................18
   6.3      Product Requirements Document (PRD)...................................................18
   6.4      System Requirements Document (SRD)....................................................18
   6.5      IPTV Gateway Middleware/applications MRD..............................................18
   6.6      Amedia Provides Manufacturing Plan....................................................18
   6.7      IPTV Gateway Architecture and High Level Design Document..............................18
   6.8      IPTV Gateway Interface Specification Document.........................................19
   6.9      Amedia Provides Hardware Test Plan (HT/HALT)..........................................19
   6.10     IPTV Gateway Artmaster1 (AM1) Acceptance Test Plan....................................19
   6.11     IPTV Gateway Artmaster2 (AM2) Acceptance Test Plan....................................19
   6.12     Amedia Delivery of AM1 IPTV Gateways..................................................19
   6.13     AM1 IPTV Gateway Acceptance Test Complete (SAA Section 2.2.3).........................19
   6.14     Amedia Provides Quality /  Regulatory Compliance Test Plan............................20
   6.15     IPTV Gateway System Verification Test (SVT) Plan......................................20
   6.16     IPTV Gateway System Verification Test (SVT) Entry Acceptance Test Specification.......20
   6.17     WAN Software Acceptance Test Plan.....................................................20
   6.18     Amedia Delivery of AM2 IPTV Gateways..................................................20
   6.19     Motorola Delivers Fully Functional WAN SW for IPTV Gateway Integration................20
   6.20     Amedia Delivery of Fully Functional IPTV Gateways.....................................20
   6.21     IPTV Gateway SVT Acceptance Test Complete (SAA Section 2.2.4).........................21
   6.22     Tech Pubs - IPTV Gateway Quick Start Guide............................................21
   6.23     Tech Pubs - IPTV Gateway Users Guide..................................................21
   6.24     Tech Pubs - IPTV Gateway Operations and Maintenance Guide.............................21
   6.25     Tech Pubs - IPTV Gateway Bulletin/Data Sheet..........................................21
   6.26     Amedia Completes Hardware Testing (HT/HALT)...........................................21
   6.27     Amedia Completes Quality / Regulatory Compliance Testing..............................21
   6.28     Successful Completion of System Verification Testing (SVT) (SAA Section 2.2.5)........21

                                                                  Page iii of 42
Confidential Proprietary


   6.29     Alpha Testing Complete................................................................22
   6.30     Motorola Completes Customer Beta Testing (SAA Section 2.2.6)..........................22

7     Development Environment.....................................................................22

8     Constraints, Dependencies, Assumptions......................................................23

9     Project Processes...........................................................................24
   9.1      Billing...............................................................................24
   9.2      Change Management.....................................................................24
      9.2.1    Changes Initiated by Motorola......................................................24
      9.2.2    Changes Initiated by Amedia........................................................25
   9.3      Defects Management....................................................................25
   9.4      Milestone Acceptance..................................................................26
   9.5      Cancellation Terms....................................................................26
   9.6      Travel................................................................................26

                                                                   Page iv of 42
Confidential Proprietary

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

1.    SOW PURPOSE

      This document provides a description of the work being undertaken by Amedia as a part of the Motorola IPTV Gateway Project, and the project management process that will be employed for this project.

      This SOW sets forth terms and conditions for joint development and delivery by the Parties of three types of IPTV Gateway for sale exclusively under the Motorola brand as a private label product. The specifics of the technical work and supportive business agreement are as set forth in the following two documents:

      o Market Requirements Document IPTV Gateway 525674-001 CA79 MRD V1.0 March 17, 2006

      o  The Strategic Alliance Agreement effective April 3, 2006 ("SAA")

      This SOW covers all work for the IPTV Gateway platforms:

      It is expected that the development will be for three basic codes of IPTV Gateway that support three different Wide Area Network types, [***]



2.    SOW VALIDITY

      Acceptance of this SOW does not by itself constitute an agreement to purchase or provide the services described in this document. All deliverable dates in this SOW are based on agreement to the SAA, including this SOW, as well as receipt of a Purchase Order.

3.    KEY CONTACTS

      The key contacts for this project are outlined in Table 2 below.



      [***]

         The Commercial Leads for Motorola and Amedia are responsible for all commercial matters.

         The Technical Lead is responsible for formal acceptance of the set of technical deliverables identified in Section 6.

         The Program Manager is responsible for coordinating all aspects of the project, technical and non-technical, to ensure schedule of all cross-functional deliverables.

         Based on the planned transition of the Rohnert Park facility to Andover on August 2nd, the Motorola Software and Hardware leads may be subject to change.

4.       PROJECT MANAGEMENT

      A.    Team Structure

         Project team will consist of Motorola hardware and software resources located in Rohnert Park to perform initial development tasks (architecture, requirements definition) of the WAN block of the IPTV gateways. In addition the Motorola development team will jointly create appropriate interface specifications with

         Amedia development resources.

         Project team will also consist of Amedia hardware and software resources that will develop the combined hardware and software of the IPTV gateways.

         Project team will also consist of additional Motorola hardware and software resources that will own the project from handoff from Rohnert Park development team lead until completion including system integration, system verification, alpha and beta resources.

         Both Motorola and Amedia will provide a Program Manager.

         Both Motorola and Amedia will provide a Commercial lead.

      B.    Roles and Responsibilities

         Amedia is responsible for IPTV Gateway hardware development, core feature software development and integration, and core feature software/hardware integration. Core features are the features used to manage and operate the gateway excluding the WAN related features. The WAN related features are features used to operate the Wide Area Network and interface the IPTV Gateway to the remainder of the Motorola access system.

         Amedia is responsible for overall integration of interfaces for and within the IPTV Gateway with participation by Motorola.

         Amedia is responsible for IPTV Gateway manufacturing, but this responsibility may move to Motorola over time. Any mutually agreed changes to these responsibilities would be as identified during the course of the project.

         Amedia is responsible for all HT/HALT testing as well as all Quality and Regulatory Compliance testing.

         Motorola is responsible for software development/integration and hardware/software integration for features related to the Wide Area Network blocks and IPTV Gateway interface to the existing Motorola video/data network.

         Motorola is responsible for overall System Integration Testing and Verification with participation by Amedia.

         Motorola is responsible for Alpha and Beta testing with support from Amedia as described in the SAA.

         The parties agree that they will create and track a Project Plan that structures the development project to meet the IPTV Gateway business objectives. The parties agree to provide the deliverables identified in Table 3 (Section 6 of this SOW) on the mutually agreed and specified dates.

      C.    Other Development Resources

         Other than Amedia development resources in Eatontown, NJ and Motorola development resources in Rohnert Park, CA and Andover MA,. no other development resources are identified at this time. Any other development resources would be as identified during the course of the project.

      D.    Meeting Structure

         Two meetings each week with support from both Motorola and Amedia project members. Scope of one meeting is for technical / development collaboration. Scope of second meeting is for project planning collaboration and project tracking.

      E.    Risk Management Planning

                                                                    Page 2 of 42
Confidential Proprietary

         PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


         [***]








      F.    System Integration

         Motorola will perform development integration of the WAN block of the IPTV gateways.

         Amedia will perform development and functional integration of the IPTV gateway hardware and software, including WAN and Core software, with support from Motorola.

         Motorola will perform system verification of the IPTV gateway within the Motorola access system with support from Amedia.

         Third party vendors of middleware application software - (VOD, DRM, etc.) and IP STBs will be responsible for certification of their applications over the Motorola access infrastructure.

      G.    Capital Expenditures

         Motorola shall be responsible to provide mutually agreed upon BDT/USAM/BSAM and View1/View2/DC assets for Amedia to use for IPTV Gateway functional integration purposes at Amedia location.

         Motorola shall be responsible to provide mutually agreed upon BDT/USAM/BSAM and View1/View2/DC assets for Motorola to use for WAN software integration and system verification purposes at Motorola locations.

5.       PROJECT DESCRIPTION

      A.    Target Market Description

         Motorola provides Video over IP deployments in North America. [***].

         Motorola uses Residential Gateways (RGs) to deploy IP TV. RGs are predominantly multi-stream capable, and usually include a DSL modem. Decoder chips are built into the unit. The RG unit targets homes with multiple rooms pre-wired with co-ax. The RG is physically located in the primary entertainment center of the house and distributes TV to other rooms.

         The infrastructure requirements for delivering both data and video in the access space have shifted from an ATM architectures to IP architectures and this shift is continuing into voice as VoIP becomes more wide spread. Carriers have quickly embraced IP primarily because of the significant cost savings in IP technologies but due to more efficient deployment of services.

         Many carriers are investigating or planning Switched Digital Video
         (SDV) offerings to compete with the

                                                                    Page 3 of 42
Confidential Proprietary

         PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         loss of lines and expected additional losses due to the introduction of VoIP by the cable operators. All of these new deployments are being planned around IP centric platforms many of which are being lead by Microsoft and its new MSTV2 or Myrio based IP video architectures.

         The focus of this project is on a cost-effective solution to provide a means for our existing customers to support IPTV applications while maintaining as much of their existing Motorola (BDT/BSAM/USAM) access infrastructure and Motorola CPE devices. [***]

         MARKET OPPORTUNITY OVERVIEW



         [***]



      B.    Current Customer Deployments

         Motorola customers currently deliver triple-play services to their subscribers over the Motorola access infrastructure illustrated in Figure 1 below. Motorola Residential Gateways (RGs) are deployed in the subscriber homes and are connected via XDSL to Motorola remote terminal equipment (BSAM/USAM). Remote terminal equipment is connected over fiber to a Motorola Broadband Distribution Terminal (BDT) in a central office location. Subscriber services are delivered from the Video Head-end and Internet via ATM network connections to the BDT. The Motorola system network elements are managed by View1 and the video and data services are managed by the View2/Download Carousel. The Motorola access systems also provide interaction with service provider Billing systems and service activation from Operation Support Systems (OSS). Electronic Program Guide (EPG), Video-on-Demand (VOD), and Digital Rights Management (DRM) applications are fully integrated through interactions with View2/DC and embedded application software on the Motorola Residential Gateways.



     FIGURE 1:   CURRENT MOTOROLA SDV DEPLOYMENTS


         [CHART ILLUSTRATING CURRENT MOTOROLA SDV DEPLOYMENTS]

      C.    Target Customer Deployments

         Portrayed in Figure 2 below is the primary application of the IPTV Gateway platforms to enable feature evolution and support for IPTV applications and services on our existing customer deployments of Motorola access infrastructure.

         IP Set tops and personal computers are connected in the home network via LAN interfaces to the Motorola IPTV gateways for video and data services. Motorola IPTV Gateways (RGs) are deployed in the subscriber homes and are connected via XDSL to Motorola remote terminal equipment (BSAM/USAM). Remote terminal equipment is connected over fiber to a Motorola Broadband Distribution Terminal (BDT) in a central office location. Subscriber services are delivered from the Video Head-end and Internet via ATM network connections to the BDT. The Motorola system network elements including the IPTV gateway are managed by View1. The video and data service connections from the IPTV gateway across the Motorola access network are managed by View2/Download Carousel. However, the IPTV Middleware (client and server applications) will provide all video services management of Electronic Program Guide
         (EPG), Video-on-Demand (VOD), Digital Video Recorder (DVR), and Digital Rights Management (DRM) applications supported on the IP Set top devices. The IPTV middleware server shall also provide interaction with service provider Billing systems for video and data services supported via the IPTV

                                                                    Page 4 of 42
Confidential Proprietary

         PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         gateways.




FIGURE 2: IP ENABLING MOTOROLA ACCESS NETWORK- IPTV GATEWAYS



       [FIGURE ILLUSTRATING IP ENABLING MOTOROLA ACCESS NETWORK - IPTV GATEWAYS]

       1.    Motorola IPTV Gateway Platforms

          o The Motorola IPTV Gateway platform has the following characteristics:
            [***]

      D.    Amedia's Gateway Platform Architecture

         The Amedia IPTV Gateway platform illustrated in Figure 3 below has the following base architecture from which the Motorola IPTV gateway platforms can easily be developed.

         [***]



      E.    Customized Components Developed for Motorola by Amedia

         Amedia is expected to develop customized hardware and software for three basic models of IPTV Gateway that support three different Wide Area Network (XDSL) types. [***]

       1.    Hardware Terminology

       Artmasters (e.g. AM1, AM2) are defined as printed wiring board versions for a given circuit pack code, and revisions are defined as equipage variations on the PWB for that code. So for example, AM1 "Classic" can have n revisions (component values, equipage in the BOM, white wires, development-only access terminals, etc.), starting from rev 1 and going to rev n. AM2 "Classic" can have a separate number m of revisions, starting from rev 1 and going to rev m. Models for a particular artmaster are updated to the latest rev and designated as AM j, rev k, as appropriate.

6.    MILESTONES

      [***]

7.    DEVELOPMENT ENVIRONMENT

      Hardware development tools and licenses are Amedia's responsibility. Software development tools and licenses and Real Time Operating System
      (RTOS) licensing fees are the responsibility of each party for use in its own software development [***]

                                                                    Page 5 of 42
Confidential Proprietary

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.    CONSTRAINTS, DEPENDENCIES, ASSUMPTIONS

      [***]


9.    PROJECT PROCESSES


      A.    Billing
         As each billing milestone is reached, Amedia and Motorola will use the form found in Appendix B for signatures to indicate successful delivery of the milestone.

         This Service Agreement will be considered complete upon successful completion of all milestones described in this SOW. Amedia will make every reasonable effort to ensure that the milestones are completed in accordance with the milestone dates.

      B.    Change Management

       1.    Changes Initiated by Motorola

       Motorola may request changes to deliverables or schedules through the following procedure.

         o The Motorola Program Manager will notify the Amedia Program Manager in writing of a change request, specifying a description of the requested change, using the Change Request form found in Appendix A, and completing the Request
             Description section.

         o Within 5 business days following receipt of such a change request, Amedia shall review and complete the remainder of the Change Request document. If Amedia cannot complete the Change Request document within 5 business days, Motorola will be provided with a date by which the Change Request document will be completed.

         o Within 5 business days following the date of return receipt of the Change Request document, Motorola will notify Amedia in writing whether or not to proceed with the Change Request. If Motorola signs and returns a copy of the Change Request document, Amedia will implement the change as described in the document. If Motorola notifies Amedia not to proceed, or does not notify Amedia within the 5 business day period, Amedia will consider the Change Request to have been withdrawn.

         o If Motorola signs and returns the Change Request document, then this SOW will be considered to have been amended as described in the Change Request. If changes are significant enough a new version of this document, or other appropriate documents, will be issued. If there is a change in scope that results in a change in cost to Motorola, Amedia will expect a Purchase Order for the changed amount to be submitted as soon as reasonably possible from acceptance of the Change Request.

       2.    Changes Initiated by Amedia

       In the event that Amedia wishes to make a Change Request, Amedia shall notify Motorola in writing of the requested change through the following procedure.

         o The Amedia Program Manager will notify the Motorola Program Manager using the form found in

                                                                    Page 6 of 42
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

             Appendix A, specifying a description of the requested change, recommended action and impact on overall plans.

         o Within 5 business days of sending the request, Motorola will notify Amedia in writing whether or not to proceed with the Change Request. If Motorola cannot complete the Change Request document within 5 business days, Amedia will be provided with a date by which the Change Request document will be completed. If Motorola signs and returns a copy of the Change Request document, Amedia will implement the changes as described in the document. If Motorola does not respond within 5 business days, Amedia will consider the Change Request declined and will not implement as described in the Change Request document. If Motorola notifies Amedia not to proceed Amedia will consider the Change Request to be declined.

C.       Defects Management

         A proper defects management procedure will be put in place and agreed between Motorola and Amedia to track issues starting with the Release Candidate load. When a software deficiency is found and reported, at least the following information will be included for each defect.

         o   Impact (Urgent, High, Medium, Low)

         o   Title

         o   Detailed problem description

         o   Test case

         o   Expected results

         o   Observed results

         o   Date identified

         o   Identifier

         o   Assignee

         o   Version of Software on which defect is found

D.       Milestone Acceptance

         Motorola shall accept or reject each deliverable within a reasonable time of receipt contingent upon meeting the schedules and dates within the mutually agreed project plan, unless an extension is required and requested in writing. Amedia shall promptly make at its expense the modifications required to correct the issues identified in writing by Motorola and resubmit the deliverable for approval by Motorola. The acceptance cycle shall repeat until Motorola accepts or otherwise mitigates.

E.       Cancellation Terms

         As specified in the SAA, Amedia will invoice Motorola in accordance with the agreed terms therein.

F.       Travel

         The majority of the development will be conducted at the Amedia office in Eatontown, NJ.


                                                                    Page 7 of 42
Confidential Proprietary

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



         If required travel expenses exceed the amount listed in Appendix B to the SAA (i.e. $[***]), Motorola will pay for additional reasonable travel and living expenses incurred as a result of this travel. Motorola must approve all travel arrangements prior to the booking.




                                                                    Page 8 of 42
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

                           APPENDIX A - CHANGE REQUEST

-------------------- ------------------------------------------- ------------------- ---------------------------------
REQUESTOR                                                        DATE
-------------------- ------------------------------------------- ------------------- ---------------------------------
ORGANIZATION                                                     REFERENCE #:
-------------------- ------------------------------------------- ------------------- ---------------------------------


----------------------------------------------------------------------------------------------------------------------
REQUEST DESCRIPTION
----------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
SOLUTION DESCRIPTION
----------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
IMPACT ON COST, QUALITY, CONTENT AND SCHEDULE
----------------------------------------------------------------------------------------------------------------------







----------------------------------------------------------------------------------------------------------------------


------------------------- ----------------------------------------------- --------------------------------------------
APPROVALS                                    MOTOROLA                                       AMEDIA
------------------------- ----------------------------------------------- --------------------------------------------
SIGNATURE
------------------------- ----------------------------------------------- --------------------------------------------
NAME
------------------------- ----------------------------------------------- --------------------------------------------
TITLE
------------------------- ----------------------------------------------- --------------------------------------------
DATE
------------------------- ----------------------------------------------- --------------------------------------------



                                                                    Page 9 of 42
Confidential Proprietary

                        APPENDIX B - MILESTONE ACCEPTANCE

---------------------------------------- -----------------------------------------------------------------------------
MILESTONE NUMBER & NAME
---------------------------------------- -----------------------------------------------------------------------------
DATE DELIVERED
---------------------------------------- -----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF MILESTONE DELIVERABLES
----------------------------------------------------------------------------------------------------------------------
















----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
CUSTOMER COMMENTS
----------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------


------------------------- ----------------------------------------------- --------------------------------------------
APPROVALS                                    MOTOROLA                                       AMEDIA
------------------------- ----------------------------------------------- --------------------------------------------
SIGNATURE
------------------------- ----------------------------------------------- --------------------------------------------
NAME
------------------------- ----------------------------------------------- --------------------------------------------
TITLE
------------------------- ----------------------------------------------- --------------------------------------------
DATE
------------------------- ----------------------------------------------- --------------------------------------------



                                                                   Page 10 of 42
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

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED "[***]," HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B


                    ITEMIZED ESTIMATED NRE AND SUPPORT COSTS

     [***]

                                    EXHIBIT C

                                ESCROW AGREEMENT

                                    EXHIBIT D

                                 SERVICE LEVELS

         P1 PRIORITY SERVICE REQUEST
         Conditions that severely affect service, capacity/traffic, billing and maintenance capabilities and require immediate correct action, regardless of time of day or day of the week as viewed by a customer on discussion with the supplier such as;
         o a loss of service that is comparable to the total loss of effective functional capability of an entire switching or transport system,
         o a reduction in capacity or traffic handling capability such that expected loads cannot be handled, or
         o   any loss of safety or emergency capability.

         P2 PRIORITY SERVICE REQUEST
         Conditions that seriously affect system operation, maintenance and administration, etc., and require immediate attention as viewed by the customer on discussion with the supplier. The urgency is less than in critical situations because of a lesser immediate or impending effect on system performance, customers and the customer's operation and revenue such as;
         o   any loss of functional visibility and/or diagnostic capability,
         o short outages equivalent to system or subsystem outages, with accumulated duration of greater than 2 minutes in any 24 hour period, or that continue to repeat during longer periods,
         o   repeated degradation of DS1 or higher rate spans or connections,
         o   prevention of access for routine administrative activity,
         o   degradation of access for maintenance or recovery operations,
         o degradation of the system's ability to provide any required critical or major trouble notification,
         o any significant increase in product related customer trouble reports,
         o   billing error rates that exceed specifications, or
         o   corruption of system or billing databases.

         P3 PRIORITY SERVICE REQUEST
         Priority assigned to problems that do not significantly impair the functioning of the system and do not significantly affect service to customers. These problems are tolerable during system use. Minor problems are classified based on one or more of the following conditions:
         o   Loss of administrative capabilities
         o   Loss of feature functionality
         o Configuration discrepancies/questions related to error messages or alarms that are being generated on the system.
         o   Other equipment or software issues that are not affecting service.

         P4 PRIORITY SERVICE REQUEST
         Priority assigned to a case type of Information. This is normally the urgency assigned to problems with low impact and is based on one or more of the following conditions:
         o   Basic questions
         o   Cosmetic problems
         o   Documentation errors
         o   RMA Cases.